UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2011

WOLVERINE EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-152343
(Commission File Number)

98-0569013
(IRS Employer Identification No.)

4055 McLean Road, Quesnel, British Columbia, Canada V2J 6V5
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (250) 992-6972

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 7.01 Regulation FD Disclosure

Effective August 23, 2011, we entered into a marketing agreement with Mighty Markets LLC, wherein Mighty Markets will provide marketing services on behalf of our company for a period of six (6) months.

On September 9, 2011, we entered into an option cancellation agreement with Bruce Costerd, wherein Mr. Costerd has agreed to the cancellation of 200,000 stock options granted to him on May 28, 2010.

On September 9, 2011, we granted 200,000 stock options to a consultant of our company, pursuant to our 2010 Stock Plan at an exercise price of $0.05 per share, exercisable until September 9, 2016. We issued the stock options to one (1) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On September 9, 2011, we amended the exercise price of stock options originally granted to our officer, director and consultants on May 28, 2010, from an exercise price of $0.14 per share to $0.05 per share. The options expire on May 28, 2015.

Item 9.01	Financial Statements and Exhibits
10.1	Marketing Agreement dated August 23, 2011 between our company and Might Markets LLC.
10.2	Option Cancellation Agreement dated September 9, 2011 between our company and Bruce Costerd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE EXPLORATION INC.

/s/ Lee Costerd
Lee Costerd
President

Date: September 12, 2011